Exhibit 99.1

New York State Catholic
Health Plan, Inc. (d/b/a
Fidelis Care New York) and
Subsidiaries

Consolidated Financial Statements as of June 30, 2018
and for the Six Months Ended June 30, 2018 and 2017
(Unaudited)

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.
(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

TABLE OF CONTENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2018 AND FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED):

Balance Sheets	1
Statements of Operations	2
Statements of Comprehensive Income	3
Statements of Cash Flows	4
Notes to Consolidated Financial Statements	5–17

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.
(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 (UNAUDITED)
(In thousands)
	June 30, 2018	December 31, 2017

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,342,027	$1,848,710
Short-term investments—other	-	550,561
Investments	766,924	780,114
Premium receivables—net	345,391	209,850
Pharmacy rebates receivable	90,176	96,398
Other receivables	14,235	12,354
Reinsurance receivables	98,734	88,282
Prepaid expenses and other current assets	22,358	13,023
Total current assets	3,679,845	3,599,292

RESTRICTED DEPOSITS	492,347	449,447

INVESTMENTS—Noncurrent	-	182

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS—Net	218,879	210,106

GOODWILL AND INTANGIBLES—Net	15,850	15,850

TOTAL	$4,406,921	$4,274,877

LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
Claims payable	$1,313,196	$1,359,589
Accounts payable and accrued expenses	174,386	247,577
Premiums received in advance	115,041	30,785
Long-term debt—current portion	-	14,286
Due to third parties	430,196	429,700

Total current liabilities	2,032,819	2,081,937

LONG-TERM DEBT	-	71,429

Total liabilities	2,032,819	2,153,366

COMMITMENTS & CONTINGENCIES (NOTE 9)

NET ASSETS—Total net assets	2,374,102	2,121,511

TOTAL	$4,406,921	$4,274,877

See notes to unaudited consolidated financial statements.

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.
(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)
(In thousands)

	June 30, 2018	June 30, 2017

REVENUES:
Premium revenues	$5,327,318	$4,803,951
Other	21,016	14,198
Total revenues	5,348,334	4,818,149

EXPENSES:	4,768,219	4,343,055
Cost of health care provided
General and administrative	315,727	251,422
Depreciation and amortization	19,760	15,958
Total expenses	5,103,706	4,610,435

OTHER INCOME/(EXPENSE):
Investment income and losses—net	11,467	46,098
Interest expense	(2,573)	(1,184)
Charitable donations and grants	(466)	(2,500)

Total other income/(expense)	8,428	42,414

EXCESS OF REVENUES OVER EXPENSES	$253,056	$250,128

See notes to unaudited consolidated financial statements.

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.
(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)
(In thousands)

	June 30, 2018	June 30, 2017

CHANGE IN NET ASSETS	$252,591	$250,046

PENSION PLAN:
Net (loss)/gain arising during the period	(2,398)	2,000

Other comprehensive income	(2,398)	2,000

COMPREHENSIVE INCOME	$250,193	$252,046

See notes to unaudited consolidated financial statements.

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.
(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017 (UNAUDITED)
(In thousands)

	June 30, 2018	June 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Change in net assets	$252,591	$250,046
Adjustments to reconcile change in net assets to net cash provided by operating activities:
Depreciation and amortization	19,760	15,958
Net realized and unrealized losses (gains) on trading securities	9,180	(32,198)
Net realized and unrealized (gains) losses on investments, other than trading	(14)	61,598
Write-off of investments—other than trading securities	182	-
Purchases of investments—trading securities	(369,070)	(682,177)
Proceeds from sale of investments—trading securities	373,080	667,888
Provision for bad debts	7,545	3,403
Changes in:
Premium receivables	(143,086)	(85,742)
Pharmacy rebates receivable	6,222	(1,365)
Other receivables	(1,881)	(547)
Reinsurance receivables	(10,452)	(23,280)
Prepaid expenses and other current assets	(9,335)	(6,528)
Claims payable	(46,393)	196,515
Accounts payable and accrued expenses	(74,485)	(30,364)
Premiums received in advance	84,256	81,664
Due to third parties	496	55,154

Net cash provided by operating activities	98,596	470,025

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments and restricted deposits	(42,900)	(83,085)
Proceeds from sale of short-term investments—other	550,575	-
Purchases of short-term investments—other	-	(154,210)
Acquisition of property, equipment and leasehold improvements	(27,239)	(136,231)

Net cash provided by (used in) investing activities	480,436	(373,526)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of notes payable	(85,715)	(7,143)
Payments of capital lease obligations	-	(34)

Net cash used in financing activities	(85,715)	(7,177)

NET INCREASE IN CASH AND CASH EQUIVALENTS	493,317	89,322

CASH AND CASH EQUIVALENTS—Beginning of period	1,848,710	1,358,759

CASH AND CASH EQUIVALENTS—End of period	$2,342,027	$1,448,081

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$2,573	$1,184
Accrual for acquisition of equipment	$1,294	$8,660

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.
(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

1.	BASIS OF PRESENTATION

The New York State Catholic Health Plan, Inc. (d/b/a Fidelis Care New York) (“Fidelis” or the “Plan”) is a not-for-profit membership corporation. Fidelis provides or arranges for the provision of comprehensive health services, principally associated with Medicaid and Medicare Advantage programs, under capitation agreements with the State of New York and U.S. government agencies.

Fidelis prepared the accompanying unaudited consolidated financial statements. In these unaudited consolidated financial statements, certain notes or other financial information that are normally required by accounting principles generally accepted in the United States of America (GAAP) have been condensed or omitted if they substantially duplicate the disclosures contained in the annual audited consolidated financial statements. The accompanying unaudited consolidated financial statements should be read together with the audited consolidated financial statements and related notes for the year ended December 31, 2017.

Fidelis is responsible for the accompanying unaudited consolidated financial statements. These unaudited consolidated financial statements include all normal and recurring adjustments that are considered necessary for the fair presentation of the Plan’s financial position and operating results in accordance with GAAP. In accordance with GAAP, Fidelis makes certain estimates and assumptions that affect the reported amounts. Actual results could differ from those estimates and assumptions. In addition, revenues, expenses, assets and liabilities can vary during each quarter of the year. Therefore, the results and trends in these interim financial statements may not be indicative of those for the full year.

On September 12, 2017, Fidelis entered into an Asset Purchase Agreement (hereinafter, the “APA”) with Centene Corporation, a Delaware corporation (“Centene”). Upon the terms and subject to the conditions set forth in the APA, substantially all of Fidelis’ insurance operations, assets and liabilities will be sold to and assumed by Centene. This transaction was completed on July 2, 2018 and resulted in Fidelis’ divestiture of its insurance operations consistent with the provisions of the APA.

The corporate members of Fidelis as of June 30, 2018, were the eight Diocesan Bishops of the Roman Catholic Dioceses in the State of New York. At the closing of the transactions contemplated by the APA, Fidelis received consideration, subject to certain adjustments, consisting of
$3,750,000,000 in cash, of which $375,000,000 was placed in escrow to secure any potential indemnification obligations of Fidelis to Centene. Fidelis excluded certain cash and investment assets as well as its Rego Park Office Building in the closing transactions.

The closing of the transactions contemplated by the APA was subject to the satisfaction or waiver of customary closing conditions, including, without limitation, certain approval, notice or similar requirements with applicable regulatory authorities. In September 2017, the Board of Directors and Members of Fidelis approved the execution of the APA and the transactions contemplated thereunder.

The completion of the transactions contemplated by the APA was not conditioned on receipt of financing by Centene. The NYSDOH and the New York State Department of Financial Services both issued their respective approvals of the transaction in April 2018 and the New York State Attorney General issued their approval in June.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—The unaudited consolidated financial statements include the accounts of Fidelis and its wholly owned subsidiaries, Salus Administrative Services, Inc. (“Salus”) and Rego Park Office Tower, LLC (RPOT). All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Accounting—The accompanying unaudited consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates—The preparation of the unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accounts affected by significant estimates include premium receivables, pharmacy rebates receivable, other receivables, reinsurance receivables, Affordable Care Act reinsurance, risk adjustment and risk corridor receivables and payables, recoverability of goodwill, claims payable, accrued expenses, amounts due to third parties, premium revenues, and cost of health care provided. Actual results could differ from these estimates.

Cash and Cash Equivalents—Cash and cash equivalents include cash and highly liquid investments that are readily convertible to known amounts of cash and are so near their original maturity dates that they present insignificant risk of changes in value because of changes in interest rates. Cash equivalents exclude funds included in restricted deposits.

Short-Term Investments—Other—Short-term investments—other include certificates of deposit with original maturities greater than three months and remaining maturities are less than one year whose carrying amount approximates fair value.

Premium Receivables and Revenues—Premium receivables and revenues are recorded in the month for which members are entitled to service. Premiums represent payment in full for the complete Medicaid, Child Health Plus, Medicare Advantage, Medicaid Dual Advantage, Medicaid Advantage Plus, Fidelis Care at Home, Health Benefit Exchange, Fully Integrated Duals Advantage (FIDA), Health and Recovery Plan (HARP) and Essential Plan (EP) with the exception of the standard exclusions and the following additional exclusions: family planning, childcare, and methadone maintenance treatment program physician/clinic. The Plan’s FIDA program ended on December 31, 2017. As a prepaid health services plan, premium revenues are provided by the State of New York and U.S. government agencies, and therefore, there is no need for an allowance for uncollectible accounts. However, the amounts due from members under the Health Benefit Exchange, Fidelis Care at Home and Essential Plan programs include provisions for uncollectible accounts. The balances in such provisions for uncollectible accounts approximate $7,343,000 and $7,798,000 at June 30, 2018 and December 31, 2017, respectively.

Premiums Received in Advance—Premiums collected in advance are reported as a liability in the accompanying unaudited consolidated balance sheets. Any billed premiums that have not been received by the end of the period are included as premium receivables.

Health Care Reform or Affordable Care Act—The Plan is a participant in the New York Health Benefit Exchange within the NYSDOH established pursuant to Health Care Reform. Under regulations established by the U.S. Department of Health and Human Services (HHS), HHS pays the Plan a portion of the premium (“Premium Subsidy”) and/or a portion of the health care costs (“Cost Sharing Subsidy”) for low-income individual members. In addition, HHS administers a permanent risk adjustment program under the Health Care Reform which transfers funds from qualified individual and small group insurance plans with below average risk scores to those respective plans with above average risk scores. Based on the risk of Fidelis’ qualified plan members relative to the average risk of members of other qualified plans in comparable markets, Fidelis estimates the ultimate risk adjustment receivable or payable and reflects the pro-rata year-to-date impact as an adjustment to its premium revenue.

Pharmacy Rebates Receivable—The Plan has an arrangement with a Pharmacy Benefit Management (PBM) company to administer pharmaceutical benefits to the Plan’s members. The Plan accrues pharmacy rebates monthly based on the terms of the applicable contracts, historical billing and payment data, and other variables. Pharmacy rebates receivable are recorded as a reduction of health care costs. Pharmacy rebates are billed by the PBM to the pharmaceutical manufacturers within two months of the completion of the quarter depending on the contractual terms.

Other Receivables—Other receivables include accrued interest receivable, insurance recoveries and other miscellaneous amounts due to the Plan.

Reinsurance—Reinsurance premiums are reported in health care costs and reinsurance recoveries are deducted from health care costs.

Investments—Investments in equity securities with readily determinable fair value and investments in debt securities are reported at fair value in the unaudited consolidated balance sheets.

The Plan’s investment portfolio is designated as trading based on the Plan’s investment strategy and investment philosophies. Investment managers may execute purchases and sales of investments in accordance with the Plan’s investment policy. All realized and unrealized gains and losses on trading security investments have been recognized in investment income and losses—net in the unaudited consolidated statements of operations.

Investment income or loss includes realized gains and losses on investments, interest, dividends, and unrealized gains and losses on investments classified as trading. Realized gains and losses are determined using the first-in, first-out method. Investments recognized as current assets are available to support current operations. Investment income is recorded when earned.

The Plan invests in a commingled mutual fund. Fair value is determined by the fund manager. Because of the inherent uncertainty of valuation, the values determined by the investment managers may differ from the values that would have been used had a ready market for these investments existed. Changes in fair value are included in investment income and losses—net in the accompanying unaudited consolidated statements of operations.

Restricted Deposits—Restricted deposits relate to amounts held in escrow in accordance with regulatory requirements.

Investments Noncurrent—Investments—Noncurrent include certificates of deposit with original maturities greater than three months and remaining maturities that are more than one year whose carrying amount approximates fair value.

Property, Equipment and Leasehold Improvements—Property, equipment and leasehold improvements are recorded at historical cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the shorter of the term of the related lease or the life of the improvement. Costs incurred relating to major additions and improvements are capitalized and amortized over the useful life of the related project. The Plan commences the recognition of depreciation expense on these projects once the project is completed.

The Plan capitalizes the costs for acquiring, developing, and testing software to meet the Plan’s internal needs. Capitalization of costs associated with developing or obtaining computer software for internal use commences when the project is completed and it is probable the project will be used to perform the function intended. Capitalized costs include (1) external direct cost of materials and services consumed in developing or obtaining internal-use software and (2) payroll and payroll-related costs for employees who are directly associated with and devote time to the internal-use software project. Capitalization of such costs cease no later than the point at which the project is substantially complete and ready for its intended use. Internal-use software costs are amortized once the software is placed in service using the straight-line method over periods ranging from three to five years.

Claims Payable—Claims payable consists of amounts of payments to be made on individual claims that have been reported to the Plan, as well as estimates of claims incurred that have not yet been reported as of the unaudited consolidated balance sheet dates. Components of claims payable are estimated, with the assistance of an external actuary, using various statistical methods that use both historical financial and operating data. Management estimates additional components of claims payable using historical information and other operating data.

Claims payable also includes amounts payable for a quality incentive program (QIP) whereby certain of the Plan’s providers may qualify for additional remuneration by achieving certain quality score thresholds based on the NYSDOH Quality Assurance Reporting Requirements. Management estimates a liability for QIP payments based on historical information and estimates of the providers who will achieve the required thresholds.

The Plan has a process to review claims from providers that were previously denied or pended for administrative reasons. The Plan records an estimated reserve pertaining to such claims. These amounts are considered in the determination of the overall claims payable.

Management believes that the liability for claims payable is adequate to satisfy the ultimate claim liabilities. However, there is at least a possibility that the estimates will change by a material amount in the near term since claims payable recorded in the accompanying unaudited consolidated balance sheets was determined using a range of estimated amounts based on information available to management. The estimates for claims payable are continually reviewed and adjusted as necessary as experience develops or new information becomes known. Such adjustments are included in current operations.

Due to Third Parties—Due to third parties primarily consists of Health Care Reform Act of 2000 surcharges, adjustments to the quality incentive and other components of the Medicaid premium rates, estimated amounts pertaining to potential premium overpayments, unrecouped reinsurance premiums, Medicare and Health Benefit Exchange risk payables and EP and HARP medical loss rebates.

Changes in Net Assets—Net assets amounted to $2,374,102,000 and $2,121,511,000 at June 30, 2018 and December 31, 2017, respectively. The change between these periods was driven by $253,056,000 of excess of revenues over expenses, partially offset by a $465,000 decline in temporary restricted net assets during the six months ended June 30, 2018. Total net assets of $1,770,000,000 at December 31, 2016 increased by excess of revenues over expenses of $250,046,000, for the six month period ended June 30, 2017 to $ 2,020,046,000 at June 30, 2017.

Other Income/(Expense)—The Plan has significant financial investments, which are used to finance operations. All investment gains and losses (realized gains and losses on investments, interest, dividends, and unrealized gains and losses on investments classified as trading and other than trading) and expenses and losses, including interest expense, are reported as other income/(expense). Charitable donations and grants are also reported in other income/(expense).

Cost of Health Care Provided—Cost of health care provided consists primarily of claims paid, claims in process, claims pending to physicians, hospitals, and other health care providers, and an estimate of amounts incurred but not yet reported (IBNR). The Plan develops estimates for IBNR claims using an actuarial process that is consistently applied. The actuarial models consider factors such as time from date of service to claim receipt, provider contract rate changes, medical utilization, and other medical cost trends. Given the inherent variability of such estimates, the actual liability could differ significantly from the amounts provided.

The Plan reimburses providers on a capitation, fee-for-service, or contractual basis. The cost of health care services provided is accrued in the period in which the care is provided to a member based, in part, on estimates, including an accrual for medical services provided but not reported to the Plan. In addition, the Plan provides remuneration to providers based on its QIP.

Fair Value of Financial Instruments—The Plan’s financial instruments consist of cash and cash equivalents, investments, restricted deposits, premiums receivable, and accounts payable. Unless otherwise specified, the carrying amounts of these financial instruments approximate their fair value.

Recently Issued Accounting Pronouncements and Update—In February 2016, the Financial Accounting Standards Board (FASB) issued an update on leases, ASU 2016-02. The ASU will require organizations that lease assets—referred to as “lessees”—to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The ASU on leases will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the ASU on leases will take effect for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020. Early application will be permitted for all organizations. The Plan is currently evaluating the effect of the new leases accounting guidance.

In May 2015, the FASB issued ASU No. 2015-07—Fair Value Measurement (Topic 820). The amendments in this ASU remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. This ASU is effective for fiscal years beginning after December 15, 2016. The amendments should be retrospectively applied to all periods presented and earlier adoption is permitted. The Plan adopted this guidance at December 31, 2017. The adoption of this guidance did not have material impact on the Plan’s audited consolidated December 31, 2017 financial statements and unaudited consolidated March 31, 2018 financial statements.

In May 2014, the FASB issued ASU No. 2014-09 “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 will supersede existing revenue recognition standards with a single model unless those contracts are within the scope of other standards (e.g., an insurance entity’s insurance contracts). The revenue recognition principle in ASU 2014-09 is that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, new and enhanced disclosures will be required. Companies can adopt the new standard using either the full retrospective approach, a modified retrospective approach with practical expedients, or a cumulative effect upon adoption approach. In August 2015, the FASB issued ASU No. 2015-14, “Revenue from Contracts with Customers: Deferral of the Effective Date,” (“ASU No. 2015-14”) which deferred the effective date of ASU No. 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Early application is permitted as of annual reporting periods beginning after December 15, 2016. ASU No. 2015-14 allows for both retrospective and modified retrospective methods of adoption of ASU No. 2014-09. The majority of the Plan’s revenues are derived from insurance contracts and are excluded from the new standard. The Plan is currently evaluating the effect of the new revenue recognition guidance.

In May 2015, the FASB issued ASU 2015-09, Financial Services—Insurance (Topic 944): Disclosures about Short-Duration Contracts, which expands the disclosure requirements for insurance companies that issue short-duration contracts. The new standard will increase the level of disclosure around the Plan’s claims payable liability to include the following: claims development by year; claim frequency; a rollforward of the claims payable liability; and a description of methods and assumptions used for determining the liability. It is effective for annual periods beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2017. The Plan implemented these disclosures at December 31, 2017.

The Plan has also determined that there have been no other recently issued, but not yet adopted, accounting standards that will have a material impact on its unaudited consolidated financial statements.

3.	PREMIUM REVENUE

Premium revenue is derived substantially from the Medicaid and Medicare Advantage programs under capitation arrangements with the State of New York and U.S. government agencies. Premium revenues are recorded based upon draft rates received from the State of New York, which approximate actual rates. Laws and regulations governing federal and state health care programs are complex and subject to interpretation for which noncompliance includes fines, penalties, and exclusion from these programs. The Plan believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. Additionally, any future changes in Medicaid and Medicare Advantage funding could have a material impact on the Plan.

Effective January 1, 2014, the Plan began providing health coverage to individual members through the New York Health Benefit Exchange within the NYSDOH under the provisions of the Health Care Reform. Regulations and interpretive guidance on many provisions of the Health Care Reform Law have been issued to date by various regulatory bodies, of which certain provisions of the law require additional guidance and clarification in the form of regulations and interpretations. The Plan believes that it is in compliance with the applicable Health Care Reform laws and regulations that would have a material impact on the unaudited operations and financial results of the Plan.

4.	INVESTMENTS AND RESTRICTED DEPOSITS

The composition of investments and restricted deposits as of June 30, 2018 and December 31, 2017, is as follows (in thousands):

	June 30,	December 31,
	2018	2017

Short-term investments—other	$-	$550,561

Investments:
Debt securities:
U.S. government and agency obligations	$75,773	$87,466
U.S. agency mortgage-backed securities	41,972	39,825
State and municipal obligations	1,604	1,346
Corporate obligations	118,808	104,314
Non-U.S. agency mortgage-backed securities	12,736	13,166
Non-U.S. agency asset-backed securities	25,635	25,100

Total debt securities	276,528	271,217

Equity securities	167,027	167,117
Mutual funds	292,101	310,164
Alternative investments	31,268	31,616

Total investments	$766,924	$780,114

Restricted deposits:
Certificates of deposit	$492,347	$449,447

Total restricted deposits	$492,347	$449,447

Investments—noncurrent	$-	$182

As of June 30, 2018, the Plan has redeemed all of its unrestricted short duration certificates of deposit and invested the proceeds into highly liquid money market instruments.

5.	FAIR VALUE MEASUREMENTS

GAAP establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumption about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). The fair value hierarchy is as follows:

Level 1—Quoted (unadjusted) prices for identical assets in active markets. Active markets are those in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Other observable inputs, either directly or indirectly, including:

•	Quoted prices for similar assets in active markets

•	Quoted prices for identical or similar assets in nonactive markets (few transactions, limited information, noncurrent prices, high variability over time, etc.)

•	Inputs other than quoted prices that are observable for the asset (interest rates, yield curves, volatilities, default rates, etc.)

•	Inputs that are derived principally from or corroborated by other observable market data

Level 3—Unobservable inputs that cannot be corroborated by observable market data.

In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest-level input that is significant to the fair value measurement in its entirety. The Plan’s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset and/or liability.

There were no transfers between Levels 1, 2, and 3 during the six months ended June 30, 2018.

The Plan measures its financial assets and liabilities at fair value on a recurring basis. The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Cash Equivalents—The carrying value of cash and cash equivalents approximates fair value as maturities are in the near future and/or include money market funds and short-term, highly liquid investments, that are based on quoted prices and actively traded. Cash and cash equivalents are classified as Level 1.

Short-Term Investments—Other—The carrying value of short-term investments—other approximates fair value as maturities are in the near future. Short-term investments— other are classified as Level 1.

Investments—Noncurrent—Investments—noncurrent include certificates of deposit that are due in excess of one year whose carrying value approximates fair value. Investments in certificates of deposit due in excess of one year are classified as Level 1. All other investments are classified as Level 2.

Debt Securities—The estimated fair values of debt securities are based on quoted market prices and/or other market data for the same or comparable instruments and transactions in establishing the prices. Level 1 debt securities are comprised primarily of U.S. government and agency obligations. Fair values of debt securities that do not trade on a regular basis in active markets are classified as Level 2.

Equity Securities—Fair value estimates for publicly traded equity securities are based on quoted market prices and/or other market data for the same or comparable instruments and transactions in establishing the prices. Fair values of publicly traded equity securities are classified as Level 1.

Mutual Funds—Fair value estimates for shares of registered investment companies are based on quoted market prices that represent the net asset value (NAV) of shares held. Fair values of mutual funds are classified as Level 1 based upon publicly available NAV data.

Alternative Investments (Equity Method)—The estimated fair values of commingled funds (alternative investments) are accounted for using the equity method of accounting for which no quoted market prices are readily available. The estimated fair value for these types of investments are determined based upon information provided by the fund managers. Such information is based on the pro rata interest in the NAV of the underlying investments, which approximates fair value.

Included in the Plan’s investment portfolio are investments in certain funds that report fair value using a calculated NAV.

6.	GOODWILL

The following table summarizes the change in the Plan’s goodwill balance during 2018 (in thousands):

Balance—January 1, 2018	$15,850
Acquisitions	-

Balance—June 30, 2018	$15,850

Goodwill is reviewed annually for impairment on December 31, or more frequently upon the occurrence of trigger events. Based on the Plan’s assessment, no goodwill impairment was recorded for the six months ended June 30, 2018 and the year ended December 31, 2017.

7.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following as of June 30, 2018 and December 31, 2017 (in thousands):

	June 30, 2018	December 31, 2017
Accounts payable	$47	$7,788
Accrued expenses	174,339	239,789
	$174,386	$247,577

8.	LONG-TERM DEBT

On December 12, 2016, Fidelis entered into Term Loan Agreements (TLAs) with three leading financial institutions, each as a “lender” and collectively the “lenders”. The lenders provided a seven-year unsecured term loan facility in the aggregate principal amount of $100,000,000 payable in equal quarterly installments. Proceeds from the TLAs were used by Fidelis for strategic and other business purposes.

The interest rate under the TLAs is variable and is determined at Fidelis’ option as: (i) the one, two, three or six month Adjusted London Interbank Offered Rate (LIBOR), plus the lender’s Applicable Margin or (ii) the Prime Rate plus the lender’s Applicable Margin. The Applicable Margin can range from 0.75% to 1.80% based upon Fidelis’ deposit levels with the lenders. The weighted average interest rate on the TLAs for the six months ended June 30, 2018 was 2.5%. In June, the Plan has paid in full the outstanding balance of the term loans and terminated its unsecured lines of credit totaling $180,000,000 from its lending institutions.

9.	COMMITMENTS AND CONTINGENCIES

Leases—The Plan is the lessee of administrative facilities and equipment under noncancelable operating leases. All facility leases have early termination clauses.

Other Matters—The Plan is involved in litigation and claims disputes with providers arising in the normal course of business. The ultimate outcome of these cases cannot be predicted at this time. Management does not believe that the ultimate outcome of these matters will have a materially adverse effect on the financial position of the Plan.

The Plan is subject to ongoing examinations and oversight by the State of New York with respect to financial condition, market conduct and other regulatory matters. The Plan is not aware of any existing or pending investigations regarding noncompliance with applicable laws and regulations that would have a material impact on the operations of the Plan.

10.	CLAIMS PAYABLE

Claims payable includes reserves for IBNR claims, claims received but not processed, and other liabilities incurred in connection with the cost of health care provided, provider incentives, pharmacy costs, and other reserves in connection with health care costs. Claim frequency is not used in the calculation of the liability. In addition, it is impracticable to disclose claim frequency information for health care claims due to the inability to gather consistent claim frequency information. Any claim frequency count disclosure will not be comparable and will not be consistent from period to period based on the volume of claims processed. As a result, health care count frequency is not included in the disclosures.

The estimate of IBNR is developed using actuarial principles and assumptions that consider numerous factors. Of those factors, the analysis of historical and projected claim payment patterns (including claims submission and processing patterns) and the assumed health care cost trend rate (the year-over-year change in per member per month health care costs) are considered to be critical assumptions. In developing the estimate of IBNR, these actuarial principles and assumptions are consistently applied each period, with consideration to the variability of related factors. There have been no significant changes to the methodologies or assumptions used to calculate IBNR in 2018 and 2017.

The following table provides a reconciliation of the beginning and ending balances for claims payable as of June 30, 2018 and December 31, 2017 (in thousands):

	June 30, 2018	December 31, 2017

Claims payable—beginning of year	$1,359,589	$1,077,035

Medical expenses:
Current year	4,933,790	9,085,009
Prior years	(165,571)	(206,504)
Total medical expenses	4,768,219	8,878,505

Paid claims:
Current year	(3,898,784)	(7,775,563)
Prior years	(908,984)	(825,757)
Total paid claims	(4,807,768)	(8,601,320)

Reinsurance receivable	8,153	(12,887)
NYS surcharges and other assessments	(14,997)	18,256

Claims payable—end of year	$1,313,196	$1,359,589

	Net Incurred Medical Expenses
	Six Months Ended June 30,	Year Ended December 31
Year	2018	2017
2016		$7,650,742
2017	$8,919,438	9,085,009
2018	4,933,790
Total	$13,853,228	$16,735,751

	Net Cumulative Medical Payments
	Six Months Ended June 30,	Year Ended December 31,
Year	2018	2017
2016		$(7,609,236)
2017	$(8,649,724)	(7,775,563)
2018	(3,898,784)
Total	$(12,548,508)	$(15,384,799)

Net remaining outstanding payable prior
to 2016 and 2017	$15,320	$3,268
Reinsurance receivable	8,153	(12,887)
NYS surcharges and other assessments	(14,997)	18,256
Total claims payable	$1,313,196	$1,359,589

Claims payable also includes management’s estimated liability for QIP payments based on historical information and the providers expected to achieve the thresholds required for payment. As of June 30, 2018 and December 31, 2017, the Plan recorded approximately $87,489,000 and $58,448,000, respectively, for payments under the QIP that management estimates the Plan will pay.

11.	CONCENTRATIONS OF CREDIT RISK

At June 30, 2018 and December 31, 2017, the Plan had cash balances in financial institutions that exceed federal depository insurance limits. Management believes that the credit risk related to these deposits is minimal.

The Plan receives substantially all of its premium revenue through various programs of the State of New York and U.S. government agencies. These programs are based on complex laws and regulations. Noncompliance with such laws and regulations could result in fines, penalties, and exclusion from such programs.

12.	SUBSEQUENT EVENTS

Other than the completion of the transaction with Centene as described in Footnote 1, no other material subsequent events have taken place.

Fidelis has evaluated subsequent events through July 24, 2018, which is the date the unaudited consolidated financial statements were available to be issued.

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